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Exhibit (j)(2)








               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement (Form N-1A) (No.33-65690) of The Armada Advantage Fund of our report dated February 11, 2000, included in the 1999 Annual Report to shareholders.

                                                     /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 24, 2000